                                                                  EXHIBIT 4.1(B)

              THIS DOCUMENT IS SUBJECT TO A CONFIDENTIAL TREATMENT
               REQUEST PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                        EXCHANGE ACT OF 1934, AS AMENDED.

                            AMENDMENT AGREEMENT NO. 2
                               TO CREDIT AGREEMENT


         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 21st day of May, 2001, by and among INSTEEL INDUSTRIES, INC., a North Carolina corporation (herein called the "Borrower"), BANK OF AMERICA, N.A., a national banking association (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated January 31, 2000 as amended by the Amendment Agreement No. 1 to Credit Agreement dated January 12, 2001 and by the Supplement to Amendment Agreement No. 1 to the Credit Agreement effective January 12, 2001 (collectively the "Agreement"), among the Borrower, the Agent, and the Lenders, and the UNDERSIGNED LENDERS.


                              W I T N E S S E T H:
                              -------------------


         WHEREAS, the parties hereto have entered into the Agreement pursuant to which the Lenders have agreed to make loans to the Borrower in the aggregate principal amount of up to $130,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that the Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower is not in compliance with certain of the covenants contained in the Agreement and as a result Events of Default exist under the Agreement; and

         WHEREAS, the Borrower has requested that the Lenders waive the existing Events of Default and further amend the Agreement in the manner described herein; and

         WHEREAS, the Lenders are willing to further amend the Agreement subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. Amendment. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date of this Amendment No. 2, as follows:

                  (a) Section 1.01 is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

                           "Amendment No. 2" means Amendment Agreement No. 2 to
                  Credit Agreement which Amendment No. 2 is dated May 21, 2001;

                  (b) The definition of "Applicable Margin" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Applicable Margin' means for each of the periods
                  set forth below that percent per annum set forth opposite each such period:

                                                                    Applicable
                                     Period                            Margin
                                     ------                         ----------

                    Date of Amendment No. 2 through June 30, 2001      2.00%

                    July 1, 2001 through September 30, 2001            2.50%

                    October 1, 2001 through December 31, 2001          2.75%

                    January 1, 2002 through April 15, 2002             3.00%"

                  (c) The definition of "Consolidated EBITDA" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Consolidated EBITDA' means, with respect to the
                  Borrower and its Subsidiaries for any fiscal quarter period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus any losses or minus any gains [*] (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation, (vi) Amendment Fees payable to Lenders when and to the extent actually paid and other actual cash expenses paid in each case in connection with Amendment No. 1 and Amendment No. 2 the aggregate of such fees and expenses not to exceed $[*], all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis."




                  [*] Confidential portion has been omitted and filed separately with the Commission.

                  (d) The definition of "Stated Termination Date" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Stated Termination Date' means April 15, 2002."

                  (e) The definition of "Term Loan Maturity Date" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Term Loan Maturity Date' means April 15, 2002."

                  (f) The table found in Section 2.1(c) is amended in its entirety so that as amended it reads as follows:

                         Date                 Amount
                         ----                 ------

                December 31, 2001           $2,500,000
                March 31, 2002              $4,250,000
                Term Loan Maturity Date     the entire amount of
                                            Term Loan Outstandings
                                            shall be due and payable in full

                  (g) Article IX is hereby amended by adding the following
         Section:

                           "9.22 [*]. On or before June 15, 2001 engage, at its
                  costs and expense, a [*] acceptable to the Agent and the Lenders pursuant to the terms of an agreement acceptable in form and substance to the Agent and the Lenders and have a [*] acceptable to the Agent and the Lenders so engaged at all times."

                  (h) Section 10.1(a) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(a) Consolidated Net Worth. Permit Consolidated Net
                  Worth to be less than (i) $[*] and (ii) as at the last day of each fiscal quarter of the Borrower ending after March 31, 2001 and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the computation for the quarter ended June 30, 2001, $[*], plus
                  (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate


                  [*] Confidential portion has been omitted and filed separately with the Commission.

                  amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments."

                  (i) Section 10.1(b) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(b) Consolidated EBITDA. Permit Consolidated EBITDA
                  for the periods set forth below to be less than that amount set forth opposite each such period:

                                           Period                    Amount
                                           ------                    ------
                          3rd fiscal quarter of Fiscal Year 2001      $[*]
                          4th fiscal quarter of Fiscal Year 2001      $[*]
                          1st fiscal quarter of Fiscal Year 2002      $[*]"

                  (j) Section 11.1(c) is hereby amended by adding Section 9.22 immediately following the reference to Section 9.20 appearing therein.

         3. Subsidiary Consents. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         4. Representations and Warranties. The Borrower hereby represents and warrants that:

                  (a) Except for financial covenant violations herein waived, the representations and warranties made by Borrower in Article VIII of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to Section 9.1;

                  (b) Except for the financial covenant violations herein waived, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;




         [*] Confidential portion has been omitted and filed separately with the Commission.

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) After giving effect to this Amendment Agreement (including the waivers by the Lenders set forth herein), no event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. Waiver. Each Lender party hereto by its execution of this Amendment Agreement waives for the period beginning December 31, 2000 through the effective date of this Amendment Agreement the Event of Default arising by reason of the Borrower's failure to comply with Section 10.1(a) and Section 10.1(b) of the Agreement.

         6. Amendment Fee. The Borrower agrees to pay to the Agent for the pro rata benefit of the Lenders which join in the execution of this Amendment No. 2 an amendment fee in the amount of $[*] on the date of this Amendment No. 2 and which shall be fully-earned at the date of this Amendment No. 2.

         7. Deferral of Amendment Fee under Amendment No. 1. The provisions regarding the Amendment Fee as set forth in paragraph 6 of Amendment No. 1 are modified as follows: (i) the payment of $[*] that is due on July 2, 2001 is partially deferred as follows: $[*] is due on July 2, 2001; $[*] is due on October 1, 2001; and $[*] is due on January 31, 2002, and (ii) the payment of $[*] that is due on September 1, 2001 is deferred until April 15, 2002. In the event all Obligations have been paid in full by January 31, 2002 and the Facility Termination Date shall have occurred, the January 31, 2002 and April 15, 2002 payments will be waived. In the event all Obligations have been paid in full by April 15, 2002 and the Facility Termination Date shall have occurred, the April 15, 2002 payment will be waived.

         8. Equity Appreciation. Borrower shall execute and deliver to the Agent the Equity Appreciation Rights Agreement, a copy of which is attached hereto as Exhibit A (the "Equity Appreciation Rights Agreement").

         9. Conditions. This Amendment Agreement shall become effective upon the Borrower delivering or causing to be delivered to the Agent the following:



[*] Confidential portion has been omitted and filed separately with the Commission.

                           (i) five (5) counterparts of this Amendment Agreement duly executed by the Borrower, the Agent and the Required Lenders and consented to by each of the Subsidiaries;

                           (ii) copy of resolutions adopted by the Board of Directors of the Borrower and each Guarantor approving this Amendment Agreement and authorizing its execution certified by the Secretary or Assistant Secretary to be a true and correct copy duly adopted;

                           (iii) all other fees and expenses due in connection with this Amendment Agreement;

                           (iv) five (5) counterparts of the Equity Appreciation Rights Agreement duly executed by the Borrower; and

                           (v) the favorable written opinion or opinions with respect to the Equity Appreciation Rights Agreement and the payments contemplated thereby of Counsel to the Borrower dated the date of this Amendment No. 2, addressed to the Agent and the Lenders and satisfactory in form and substance to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent.

         10. Acknowledgment; Release. The Borrower and the Guarantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Agreement and any other Loan Documents which evidence, guaranty or secure the Obligations. The Borrower and the Guarantors hereby release and forever discharge the Agent, the Lenders and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

         11. Costs and Expenses. The Borrower agrees to pay all costs and expenses associated with the preparation, due diligence, administration and enforcement of all documentation executed in connection with the Amendment Agreement, including without limitation, the legal fees and out-of-pocket expenses of counsel to the Agent. The Borrower also agrees to pay the expenses of the Agent and the Lenders in connection with Collateral review, field audits and retention of consultants.

         12. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         13. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                    BORROWER:

                                    INSTEEL INDUSTRIES, INC.
WITNESS:

/s/ H. O. Woltz III                        /s/ Michael C. Gazmarian
_____________________________       By:____________________________________
Print Name: H. O. Woltz III         Name:      Michael C. Gazmarian
                                    Title:     CFO and Treasurer
/s/ Gary D. Kniskern
______________________________
Print Name:  Gary D. Kniskern

                                           GUARANTORS:

                                           INSTEEL WIRE PRODUCTS COMPANY
                                           INTERCONTINENTAL METALS CORPORATION
                                           FLORIDA WIRE AND CABLE, INC.

WITNESS:

/s/ H. O. Woltz III                             /s/ Michael C. Gazmarian
____________________________________       By:_________________________________
Print Name:  H. O. Woltz III               Name:    Michael C. Gazmarian
                                           Title:   CFO and Treasurer

/s/ Gary D. Kniskern
_____________________________________
Print Name:  Gary D. Kniskern

                                 BANK OF AMERICA, N.A., as Agent for the Lenders



                                 By:______________________________________
                                 Name:
                                 Title:



                                 BANK OF AMERICA, N.A., as a Lender



                                 By:______________________________________
                                 Name:
                                 Title:

                                        BRANCH BANKING AND TRUST COMPANY



                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                            FIRST UNION NATIONAL BANK



                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                                 NATIONAL BANK OF CANADA



                                                 By:___________________________
                                                 Name:_________________________
                                                 Title:________________________

                                    EXHIBIT A

                      EQUITY APPRECIATION RIGHTS AGREEMENT


         THIS AGREEMENT made and entered into as of this 21st day of May, 2001 by and among INSTEEL INDUSTRIES, INC., a North Carolina corporation (herein called the "Borrower"), BANK OF AMERICA, N.A., a national banking association (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated January 31, 2000 as amended by the Amendment Agreement No. 1 to Credit Agreement dated January 12, 2001, by the Supplement to Amendment Agreement No. 1 to the Credit Agreement effective January 12, 2001 and Amendment Agreement No. 2 to Credit Agreement dated of even date herewith (collectively the "Credit Agreement"), among the Borrower, the Agent, and the Lenders, and the UNDERSIGNED LENDERS.

                              W I T N E S S E T H:

         WHEREAS, in order to induce the Agent and the Lenders to enter into an Amendment No. 2 to Credit Agreement dated as of the date hereof ("Amendment No. 2") Borrower has agreed to grant to the Agent and the Lenders the equity appreciation rights described herein;

         NOW, THEREFORE, in consideration of the entering into of the Amendment No. 2 by the Agent and the Lenders, the Borrower does hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. For purposes of this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

                  "Agreement" means this Equity Appreciation Rights Agreement, as the same may be modified, amended or supplemented from time to time;

                  "Consolidated Group" means the Borrower and its Subsidiaries;

                  "Credit Agreement" means that Credit Agreement dated January 31, 2000 by and among Borrower, Agent and Lenders as amended by the Amendment Agreement No. 1 to Credit Agreement dated January 12, 2001, by the Supplement to Amendment Agreement No. 1 to the Credit Agreement effective January 12, 2001, and by Amendment No. 2, as the same may be modified, amended or supplemented from time to time, such Credit Agreement, for purposes of this Agreement, to be deemed to continue in effect for purposes of Section 2.05 hereof;

                  "EBITDA" means for the Consolidated Group, for the four most recent fiscal quarters ending prior to the date of determination, the aggregate amount of earnings from continuing operations on a consolidated basis before interest expense, taxes, depreciation, amortization, any other nonrecurring or restructuring charges (other than any nonrecurring or restructuring charges representing expenses or charges incurred in the ordinary course of business) and without giving effect to any extraordinary gain or loss or gains or losses from asset sales outside of the ordinary course of business. EBITDA shall be determined in accordance with generally accepted accounting principles;

                  "Exercise Date" means the date of the giving of notice of the exercise of right to receive the Rights Fee pursuant to Section 2.01 hereof;

                  "Exercise Period" means the period (a) beginning on the earlier of (i) in the case of Section 2.02(b) and (c), the date of payment in full of all of the Loans, (ii) April 15, 2002 or (iii) occurrence of an Event of Default under the Credit Agreement and (b) ending on April 15, 2004;

                  "Fair Market Value" means the value of the Consolidated Group determined by an Independent Financial Expert, using a multiple of EBITDA which shall represent the average multiples used in valuations of comparable entities (that is entities that are engaged in fabricated wire product manufacturing) for the twelve month period prior to the date of determination of Fair Market Value (or such shorter period for which such information shall be available). In determining such average multiple, the Independent Financial Expert shall be directed to make appropriate adjustments, if necessary, to reflect any variations used in such valuations from the factors taken into account in calculating EBITDA hereunder. Notwithstanding the foregoing, if the capital stock of the Borrower is registered under the Securities and Exchange Act of 1934, as amended, and traded on a national stock exchange (including NASDAQ National Market System), "Fair Market Value" shall be the product of (i) the average closing bid price of such stock for the forty-five (45) day period preceding the Exercise Date and (ii) the number of shares of capital stock of Borrower outstanding on the Exercise Date;

                  "Independent Financial Expert" means a nationally recognized investment banking firm (i) which does not (and whose directors, officers and affiliates do not) have a direct or indirect financial interest in any of the Consolidated Group, (ii) which has not been, and, at the time it is called upon to give independent financial advice to any of the Consolidated Group, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of any of the Consolidated Group or any of its affiliates, or an underwriter with respect to any of the Consolidated Group's securities and
(iii) which does not provide any advice or opinions to the Borrower or any of its affiliates except as an Independent Financial Expert. An Independent Financial Expert may be compensated by the Borrower for opinions or services it provides as an Independent Financial Expert;

                  "Loans" means the Loans as that term is defined in the Credit Agreement.

                  "Rights" means the equity appreciation right granted to the Agent and Lenders pursuant to this Agreement;

                  "Rights Fee" means the value of the Rights as at the date of determination as provided in Section 2.02 hereof;


                                   ARTICLE II

                                     RIGHTS

         Section 2.01 GRANT. The Borrower hereby grants, transfers, conveys and assigns to the Agent for the benefit of the Lenders the right to receive, at the Agent's option, at anytime during the Exercise Period, the Rights Fee. The Agent shall exercise the Rights by the giving to the Borrower of written notice of the Exercise Date in the manner provided in Section 3.01 hereof. Such notice shall set forth the Exercise Date and the name of an Independent Financial Expert selected by the Agent and reasonably acceptable to the Borrower, if the Agent shall require that an Independent Financial Expert determine the Fair Market Value.

         Section 2.02 RIGHTS FEE. (a) The Borrower agrees to pay to the Agent for the benefit of the Lenders the Rights Fee not later than ninety (90) days next following the Exercise Date, provided the Agent shall have given the Borrower notice of the Exercise Date within ten (10) business days next following delivery by the Borrower to the Agent of the financial information required to be delivered to the Agent pursuant to Section 9.01 of the Credit Agreement for the period ending on such Exercise Date. The Rights Fee shall be in a maximum amount of $[*] but in no event less than the greater of

         (i)      [*]; or
         (ii)     $[*];

                  (B) In the event all Obligations (as defined in the Credit Agreement) have been paid in full by December 15, 2001 and the Facility Termination Date (as defined in the Credit Agreement) shall have occurred by December 15, 2001, the Rights Fee shall be $[*];

                  (c) In the event all Obligations (as defined in the Credit Agreement) have not been paid in full by December 15, 2001 but are paid in full by April 15, 2002 and the Facility Termination Date (as defined in the Credit Agreement) shall have occurred by January 31, 2002, the Rights Fee shall be in a maximum amount of $[*] but in no event less than the greater of

         (i)      [*]; or
         (ii)     $[*]; and


[*] Confidential portion has been omitted and filed separately with the Commission.

                  (d) Upon occurrence of either of the events described in
                  Section 2.02(b) and (c) above, the Agent shall be deemed to have exercised its rights to receive the Rights Fee, which Rights Fee shall be due and payable on the date of payment in full of the Obligations (as defined in the Credit Agreement).

         Section 2.03. COMPUTATION. If the Borrower's capital stock is traded on a national stock exchange the Fair Market Value shall be determined in the manner set forth in the definition of such term based on the price of such capital stock. If the Borrower's capital stock is not traded on a national stock exchange the Agent may (in its sole discretion) require that Borrower promptly, upon receipt of notice of the Exercise Date, retain at Borrower's expense the Independent Financial Expert to determine the amount of the Rights Fee. The Borrower shall furnish to Independent Financial Expert all financial information, information regarding the Consolidated Group and access to the books and records of the Consolidated Group as the Independent Financial Expert shall request. The Borrower acknowledges and agrees that the prompt engagement of the Independent Financial Expert and furnishing of requested information is necessary for the determination of the Rights Fee. In the event the Borrower fails to engage such Independent Financial Expert or furnish requested information in order that the Rights Fee can be established and paid within the period required by Section 2.02, then the Rights Fee shall be $[*].

         Section 2.04 PAYMENT. Upon establishment of the Rights Fee, the Borrower shall pay the amount due in immediately available funds.

         Section 2.05 FINANCIAL INFORMATION. In the event the Borrower shall at any time during the Exercise Period fail to furnish to the Agent the financial information described in Section 9.01 of the Credit Agreement by the date required under the Credit Agreement for furnishing such financial information, and such default in delivery continues for thirty (30) days following notice from the Agent, the Rights Fee shall become immediately due and payable and shall be in the amount of $[*].

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01 NOTICE. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  If to the Borrower:       Insteel Industries, Inc.
                                            1373 Boggs Drive
                                            Mount Airy, North Carolina 27030
                                            Attention: H. O. Woltz, III


[*] Confidential portion has been omitted and filed separately with the Commission.

                  if to the Agent:  Bank of America, N.A.
                                    One Independence Center, 13th Floor
                                    101 North Tryon Street, NC1-001-13-26
                                    Charlotte, NC 28255-0001
                                    Attention:  Michael J. Fey

         The Borrower or the Agent by notice may designate additional or different addresses for subsequent notices or communications.

         Section 3.02 SHARING OF RIGHTS FEE. The Borrower and the Agent acknowledge and agree that the Rights Fee shall be paid by the Borrower to the Agent for the benefit of the Lenders. The Rights Fee shall be paid by the Agent to the Lenders in the manner described in Section 4.7 of the Credit Agreement so long as a Lender shall have fulfilled its obligations to the Agent, Bank of America and the other Lenders under the Credit Agreement.

         Section 3.03 GOVERNING LAW; SEVERABILITY. THE LAW OF THE STATE OF NORTH CAROLINA SHALL GOVERN THIS AGREEMENT BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. IF ONE OR MORE PROVISIONS OF THIS AGREEMENT ARE HELD TO BE UNENFORCEABLE UNDER APPLICABLE LAW, SUCH PROVISIONS SHALL BE SEVERED FROM THIS AGREEMENT AS IF SUCH PROVISIONS WERE NOT INCLUDED AND THE BALANCE OF THIS AGREEMENT SHALL BE ENFORCEABLE IN ACCORDANCE WITH ITS TERMS.

         Section 3.04 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in Charlotte, North Carolina, and any Appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any related documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in North Carolina or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any North Carolina State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense or any inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Agreement to be executed by their duly authorized offices as of the day and year first above written.



                                    BORROWER:

                                    INSTEEL INDUSTRIES, INC.
WITNESS:
/s/ H.O. Woltz III
_____________________________       By: /s/ Michael C. Gazmarian
                                       -----------------------------------------
             H.O. Woltz III
Print Name: ___________________     Name:     Michael C. Gazmarian
                                             -----------------------------------
                                    Title:    CFO and Treasurer
/s/ Gary D. Kniskern                         -----------------------------------
______________________________

            Gary D. Kniskern
Print Name:___________________

                              BANK OF AMERICA, N.A., as Agent for the Lenders



                              By:
                                 ----------------------------------------------
                              Name:
                                       ----------------------------------------
                              Title:
                                       ----------------------------------------



                              BANK OF AMERICA, N.A., as a Lender



                              By:
                                 ----------------------------------------------
                              Name:
                                       ----------------------------------------
                              Title:
                                       ----------------------------------------

                                            BRANCH BANKING AND TRUST COMPANY



                                            By:
                                               ---------------------------------
                                            Name:
                                                     ---------------------------
                                            Title:
                                                     ---------------------------

                                              FIRST UNION NATIONAL BANK



                                              By:
                                                 ------------------------------
                                              Name:
                                                       ------------------------
                                              Title:
                                                       ------------------------

                                             NATIONAL BANK OF CANADA



                                             By:
                                                --------------------------------
                                             Name:
                                                      --------------------------
                                             Title:
                                                      --------------------------